                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                   EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

                          Filed by the Registrant [X]

                Filed by a Party other than the Registrant [ ]

                          Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ] Confidential, For Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12


                                CLINICOR, INC.
               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                CLINICOR, INC.
            1717 West Sixth Street, Suite 400, Austin, Texas  78703
                           Telephone:  512-344-3300
                              Fax:  512-477-0027

                              ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 13, 1999

                              ------------------

     You are cordially invited to attend the Annual Meeting of Shareholders of Clinicor, Inc. (the "Company") which will be held on Thursday, May 13, 1999, at 9:00 a.m., Austin, Texas time, at the Company's headquarters at 1717 West Sixth Street, Suite 400, Austin, Texas for the following purposes:

     1. To elect five (5) directors of the Company (three (3) to be elected by the Company's Common Shareholders and two (2) to be elected by the Company's Class A Preferred Shareholders).

     2. To ratify the appointment of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.


TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.


                              By Order of the Board of Directors,

                              Robert S. Sammis, President


Austin, Texas
April 8, 1999

                                CLINICOR, INC.
            1717 West Sixth Street, Suite 400, Austin, Texas  78703
                           Telephone:  512-344-3300
                              Fax:  512-477-0027


                                PROXY STATEMENT


Proxy Solicitation

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 8, 1999, by the Board of Directors of Clinicor, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1717 West Sixth Street, Suite 400, Austin, Texas on May 13, 1999 at 9:00 a.m., Austin, Texas time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means.

     This Proxy Statement and enclosed proxy card were initially mailed or delivered to stockholders on or about April 8, 1999. The Company's Annual Report, including financial statements for the fiscal year ended December 31, 1998, was simultaneously mailed to shareholders.


Purposes of Meeting

     The principal purposes of the meeting are: (i) to elect five (5) directors of the Company (three (3) to be elected by the Company's Common Shareholders and two (2) to be elected by the Company's Class A Preferred Shareholders), and (ii) to ratify the appointment of PricewaterhouseCoopers LLP, independent accountants, as auditors for the fiscal year ending December 31, 1999. The Board of Directors knows of no other matters other than those stated above to be brought before the meeting.


Voting Rights

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business that may properly come before the meeting or at any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) filing written notice of revocation with the Secretary of the Company which is actually received prior to the vote of the shareholders, (ii) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of the shareholders or (iii) attending the Annual Meeting and voting in person.

     The Board of Directors has fixed the close of business on March 31, 1999, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on March 31, 1999, the Company had outstanding 4,169,734 shares of Common Stock, 4,253 shares of Class A Preferred Stock and 50,000 shares of Class B Preferred Stock.

     With respect to those directors that the holders of Common Stock are entitled to elect, each holder of Common Stock will be entitled to one (1) vote for each share owned. As of March 31, 1999, 4,169,734 shares of Common Stock were outstanding. With respect to those directors that the holders of Class A Preferred Stock are entitled to elect, each holder of Class A Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Class A Preferred Stock held by such shareholder
could be converted.   As of March 31, 1999, 4,253 shares of Class A Preferred
Stock were outstanding.

     The holder of the Company's Class B Preferred Stock is entitled to vote on an as-converted basis with the holders of the Common Stock in the election of directors or, at its option, to vote separately to elect one (1) member of the Board. The holder of the Class B Preferred Stock has advised the Company (i) that it will not vote with the holders of the Common Stock in the election of directors at the Annual Meeting and (ii) that it reserves its right to designate a director at a future date. If the holder of the Class B Preferred Stock were to exercise this right, the Board would be expanded to accommodate the Class B director.

     On other matters to come before the Annual Meeting, the holders of the Common Stock and Class A Preferred Stock and Class B Preferred Stock shall vote together, with each holder of Common Stock entitled to one (1) vote for each share owned, each holder of Class A Preferred Stock entitled to 666-2/3 votes for each share of Class A Preferred Stock owned, and each holder of Class B Preferred Stock entitled to 36.36 votes for each share of Class B Preferred Stock owned. Fractional votes shall not be permitted, and any fractional voting rights of the holders of the Preferred Stock (after aggregating all shares into which shares of Preferred Stock held by any holder may be converted) shall be rounded to the nearest whole number.

     The representation in person or by proxy of at least a majority of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. In addition, with respect to the election of directors by the holders of Class A Preferred Stock, the representation in person or by proxy of the holders of at least two-thirds of the Class A Preferred Stock then outstanding shall be required to constitute a quorum. Directors to be elected by the holders of the Common Stock will be elected by a plurality of the votes cast by the holders of the Common Stock. Directors to be elected by the holders of the Class A Preferred Stock will be elected by a vote of the holders of a majority of the shares of Class A Preferred Stock then outstanding. All other matters to come before the Annual Meeting require the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote and represented in person or by proxy at the Annual Meeting. Abstentions and broker "non-votes" are counted as represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

                           I.  ELECTION OF DIRECTORS

     The Board presently consists of five (5) members. All of the directors elected at the Annual Meeting will hold office until the next succeeding annual meeting or until their successors shall have been elected and qualify.

     The management of the Company recommends the election to the Board of the five (5) nominees whose names appear in the tables below. Unless a proxy indicates otherwise, the persons designated as proxies will vote the shares of the Company's Common Stock represented by properly executed and returned proxies for the election of Dr. Rosina Maar, and Messrs. Robert S. Sammis and James W. Clark, Jr., and will vote the shares of Class A Preferred Stock represented by properly executed and returned proxies for the election of Dr. Zola P. Horovitz and Mr. Joel D. Liffmann. In the event any of the nominees is unable to serve (which is not anticipated), the persons designated in proxies will cast votes for the remaining nominees and for such other persons as the Board of Directors may select. All of the nominees presently serve as directors.

     The first table below sets forth information concerning the nominees for the three (3) director positions to be elected by the holders of Common Stock; the second table sets forth information concerning the nominees for the two (2) director positions to be elected by the holders of Class A Preferred Stock. Information about ownership of equity securities of the Company by the nominees appears elsewhere in this Proxy Statement under the caption "Ownership of Common Stock and Preferred Stock." References in the table and in the following discussion to positions held in the Company are intended to include positions held in the Company's predecessor, Clinicor, Inc., a Texas corporation.

                     NOMINEES FOR THE DIRECTOR POSITIONS TO
                   BE ELECTED BY THE HOLDERS OF COMMON STOCK
                          AND CLASS B PREFERRED STOCK

                                                                  First Year
      Name            Age         Position with Company        Elected Director
      ----            ---         ---------------------        ----------------

Robert S. Sammis       46    President, Director                     1992

James W. Clark, Jr.    46    Vice President of Finance, Chief        1997
                             Financial Officer, Treasurer,
                             Secretary, Director

Rosina Maar, M.D.      36    Vice President of Operations,           1999
                             Chief Operating Officer,
                             Director

                     NOMINEES FOR THE DIRECTOR POSITIONS TO
              BE ELECTED BY THE HOLDERS OF CLASS A PREFERRED STOCK

                                                                  First Year
      Name                     Age    Position with Company    Elected Director
      ----                     ---    ---------------------    ----------------

Zola P. Horovitz, Ph.D.(1)(2)  64     Director                       1996

Joel D. Liffmann(1)(2)         38     Director                       1998

-------------------------

(1)  Member of Compensation Committee
(2)  Member of Audit Committee

     Robert S. Sammis has been the Company's President since June 1997. Prior to June 1997, Mr. Sammis had served as the Company's Executive Vice President and Chief Operating Officer since the Company's inception. He is also a director, a position which he has held since the Company's inception. From March 1991 until September 1992, Mr. Sammis served as Director of Barton Research, Inc., and from August 1991 until September 1992, he served as Barton's Executive Vice President and Chief Operating Officer. From 1986 until August 1992, Mr. Sammis was engaged as a practicing CPA specializing in business consultation. Mr. Sammis spent five (5) years with Arthur Andersen & Co. where he was an audit manager in the firm's health care practice. Mr. Sammis holds an MBA degree from the University of Texas.

     James W. Clark, Jr. joined the Company as Vice President of Finance, Chief Financial Officer, Treasurer, Secretary and a director in May 1997. From February 1989 until April 1997, Mr. Clark was Vice President of Finance, Treasurer and Chief Financial Officer of Bay Resources, a Florida based computer leasing and consulting firm. Mr. Clark had previously worked as a management consultant providing merchant banking services and initiating venture capital investments on behalf of medium-sized Florida companies. Mr. Clark holds a Bachelor of Arts degree from Butler University and is a Certified Public Accountant.

     Rosina Maar, M.D., Chief Operating Officer, joined the Company in February 1999. Dr. Maar was employed by Quintiles, Inc. and Quintiles Transnational Corporation from 1993 through February 1999. She served in various positions as Worldwide Program Director, Director of Medical Services, Vice President of Clinical Operations, and Senior Vice President, Strategic Planning and Business Implementation. Prior to joining Quintiles, Dr. Maar was the Corporate Medical Director of Cellcor, a biotechnology company that specialized in immunotherapy for the treatment of cancers. She is Board-certified in Internal Medicine, and completed her residency at Emory University School of Medicine. She obtained her M.D. from the Morehouse School of Medicine, and holds a Bachelor of Science degree in Health Systems Industrial Engineering from the Georgia Institute of Technology, where she graduated with honors.

     Zola P. Horovitz, Ph.D. joined the Company as a director in November 1996. Dr. Horovitz worked for the Bristol-Myers Squibb Corporation and one of its predecessor entities, The Squibb Institute for Medical Research, for thirty-five
(35) years until his retirement in 1994. Since his retirement, Dr. Horovitz has served as a consultant to the biotechnology and pharmaceutical industries. Dr. Horovitz received an M.S. in Pharmacology in 1958 and his Ph.D. in Pharmacology in 1960, both from the University of Pittsburgh. Dr. Horovitz serves as a director of Diacrin Inc., Biocryst Pharmaceuticals Inc., Synaptic Pharmaceutical Corp., Procept Inc., Magainin Pharmaceuticals, Inc., AVIGEN Inc. and Roberts Pharmaceuticals Co. and several privately-held companies.

     Joel D. Liffmann joined the Company as a director in November 1998. Since September 1996, Mr. Liffmann has been a partner at Oracle Partners, L.P., a private investment firm specializing in public securities investing and merchant banking in health care, bioscience and related industries. From January 1993 to April 1996, Mr. Liffmann was the Senior Vice President of Business Development at Merck-Medco, Inc. From March 1990 to December 1992, Mr. Liffmann served as Vice President/Business Development at Medco Containment Services. From August 1987 to February 1990, Mr. Liffmann served as Vice President of Corporate Finance and from August 1982 to July 1987 as Vice President of Equity Research at Drexel Burnham Lambert. Mr. Liffmann holds a degree from Boston University. Mr. Liffmann is also a director of several privately-held companies.


              BOARD AND COMMITTEE MEETINGS AND OTHER INFORMATION

     The Board of Directors met eight (8) times during 1998. The Board also took action on three (3) occasions by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. The Audit Committee and Compensation Committee had no formal meetings during 1998, but each committee met informally on several occasions. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee also recommends to the Board the appointment of independent auditors. The Compensation Committee is responsible for the approval of compensation arrangements for officers of the Company and for the review of the Company's compensation plans and policies and of related party transactions. The Company does not have a nominating or similar committee.

     Each director attended 75% or more of the Board meetings held during the period for which the director was in office.


                                  MANAGEMENT

     Unless otherwise specified by the Board, all executive officers are elected for a term of one (1) year, commencing with the date of the annual meeting of stockholders, provided that all officers hold office until their successors are elected or appointed and qualify, or until their death, resignation or removal from office. Any officer elected or appointed by the Board may be removed at any time by the Board, subject to the contract rights, if any, of the person so removed. Mr. Sammis, Mr. Clark, Ms. Susan Krivacic and Dr. Maar have executed employment agreements with the Company. See "Executive Compensation--Employment Agreements."

     Information concerning executive officers of the Company who are also directors appears elsewhere in this Proxy Statement under the caption "Election of Directors." Information concerning Ms. Susan Krivacic, Senior Vice President of Marketing and Business Development, is set out below.

     Susan Krivacic, Senior Vice President, Marketing and Business Development, joined the Company in March 1998. From 1996 through January 1998, Ms. Krivacic was employed by Quintiles, Inc., a division of Quintiles Transnational Corporation, where she served first as Director, Business Development and later as Executive Director, Business Development Oncology Therapeutics. At Quintiles, Ms. Krivacic implemented a marketing and business development strategy for that entity's oncology therapeutics unit. Previously, from 1992 to 1996, Ms. Krivacic was employed by Pharmaco International, Inc. and various predecessor companies, including Applied Biosciences International, the parent company of Pharmaco Dynamics, Inc. Among other positions, Ms. Krivacic served, from 1994 to 1995, as Director, Clinical Development Account Services for Pharmaco International and as Associate Director, Business Development for the toxicology division of Pharmaco LSR, Inc.

Ms. Krivacic is a former Fulbright Scholar. She received her Masters degree in Public Affairs in 1983 from the Lyndon Baines Johnson School of Public Affairs, Austin, Texas. She received her Bachelor of Arts degree from the University of Texas, where she graduated with Honors in 1981. Ms. Krivacic is 40.


                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation for the years ended December 31, 1996, 1997 and 1998, earned by or paid to (i) Robert Sammis, the Chief Executive Officer, (ii) the other persons who were executive officers of the Company at December 31, 1998 and whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 1998 and (iii) Thomas P. O'Donnell, who was the Company's Chief Executive Officer prior to his resignation on February 28, 1998 (collectively, the "Named Executive Officers").

                                                Annual Compensation        Long Term Compensation
                                            -------------------------  -----------------------------
                                                                          Awards          Payouts
                                                                       ------------   --------------
                                                                        Securities
                                                       Other Annual     Underlying      All Other
                                             Salary    Compensation       Options      Compensation
Name and Principal Position           Year    ($)           ($)             (#)            ($)
---------------------------           ----  --------  ---------------  -------------  --------------
Thomas P. O'Donnell(1) ............   1998   25,000              0              0         212,500(7)
                                      1997  150,000          2,235(3)           0               0
                                      1996  124,749          1,934(3)           0               0

Robert S. Sammis ..................   1998  135,000          1,350(3)           0             954(8)
  Chief Executive Officer             1997  135,000          2,235(3)           0               0
                                      1996  108,260          1,934(3)           0               0

Robert M. Day, Ph.D. ..............   1998  132,500         22,000(4)      20,000(5)          939(8)
  Vice President of Scientific        1997  129,375              0         20,000(5)            0
  Affairs(2)                          1996  112,011              0              0               0

James W. Clark, Jr. ...............   1998  120,000         22,000(4)     300,000(5)          860(8)
  Vice President of Finance, Chief    1997   80,693         25,000(4)     300,000(5)            0
  Financial Officer and Treasurer

Susan Krivacic......................  1998   86,668              0        150,000(6)          917(8)
  Senior Vice President of
  Marketing and Business
  Development

----------------------------

(1) Mr. O'Donnell resigned as an officer and director of the Company effective February 28, 1998. Prior to such date, he served as Chairman of the Board and Chief Executive Officer of the Company.
(2)  Dr. Day resigned effective February 11, 1999.

(3) The Company paid insurance premiums in the designated amounts on term life insurance policies on the lives of Mr. O'Donnell and Sammis. Mr. Sammis's policy is currently in the amount of $2,500,000, with $1,500,000 payable to the Company and $1,000,000 payable to a beneficiary designated by the officer. The policy on Mr. O'Donnell's life has been assigned to Mr. O'Donnell.
(4) Mr. Clark and Dr. Day received nonaccountable relocation allowances in the amounts shown.
(5) The table treats the "reset" of option exercise prices as grants of new options. The indicated options were originally granted in 1997 to Dr. Day and Mr. Clark at exercise prices of $4.875 per share and $4.675 per share, respectively. The exercise prices were adjusted to $2.75 in 1998. The total number of securities underlying options granted during 1997 and 1998 to Dr. Day and Mr. Clark were 20,000 and 300,000, respectively. Dr. Day's options have since expired.
(6) An option to purchase the indicated number of securities at an exercise price of $3.125 per share was granted to Ms. Krivacic in March 1998. The exercise price was reset at $2.75 in May 1998.
(7) Mr. O'Donnell received severance payments during 1998 in the indicated amount.
(8) The indicated amounts represent matching contributions, both vested and unvested, to the Company's 401(k) Plan.


Option Grants in Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options made during 1998 to each of the Named Executive Officers:

                             OPTION GRANTS IN 1998

                                                  Percent of Total
                            Number of Securities  Options Granted
                            Underlying Options    to Employees in                     Expiration
         Name               Granted(1)            Fiscal Year(1)    Exercise Price    Date
----------------------      --------------------  ----------------  --------------    ----------
Thomas P. O'Donnell ......           0                  N/A              N/A              N/A

Robert S. Sammis .........           0                  N/A              N/A              N/A

James W. Clark, Jr. ......        300,000               33%             $2.75          May 2004

Robert M. Day, Ph.D. .....         20,000                2%             $2.75          expired(2)

Susan Krivacic............        150,000               16%             $2.75          March 2005

----------------------

(1) The table treats the reset of option exercise prices as the grant of new options. However, in those cases where options were granted and prices were reset in the same year, the table treats the options as having been granted only once.
(2) Dr. Day resigned as an officer of the Company effective February 11, 1999. The option granted to Dr. Day in 1998 had not vested on his resignation date and has therefore expired.

Options Exercised and Fiscal Year-End Values

     The following table sets forth information concerning each exercise of stock options by the Named Executive Officers during fiscal 1998 and the aggregate number and value of unexercised options held by the Named Executive Officers at December 31, 1998.



                            Shares                    Number of Securities               Value of Unexercised
                          Aquired on    Value     Underlying Unexercised Options        In-The-Money Options At
                           Exercise    Realized       At Fiscal Year-End (#)            Fiscal Year-End ($)(1)
                          ----------   --------   ------------------------------    ------------------------------
                              #          ($)       Exercisable    Unexercisable      Exercisable    Unexercisable
                                                  -------------  ---------------    -------------  ---------------
Thomas P. O'Donnell.......  33,334      $34,167         0               0                 0               0
Robert S. Sammis..........     0           0          50,000         100,000              0               0
Robert M. Day, Ph.D.......     0           0          10,000          20,000              0               0
James W. Clark, Jr........     0           0          60,000         240,000              0               0
Susan Krivacic............     0           0            0            150,000              0               0

----------------------------

(1) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of the Company's common stock at December 31, 1998 ($.50, which was the closing price of the Common Stock on the Over-the-Counter Bulletin Board at year end).


Director Compensation

     The Company reimburses directors for expenses incurred, if any, in attending meetings of the Board of Directors. The Company does not pay director fees to directors for their service on the Board. During 1997, the Board adopted an informal option policy, pursuant to which directors are to receive annual option grants of 5,000 shares each at then current market values. Pursuant to this policy, the Board made the following option grants during 1998:

                             OPTION GRANTS IN 1998

                                      Number of
                                      Securities
                                 Underlying Options
           Name                        Granted         Exercise Price  Expiration Date
---------------------------      --------------------  --------------  ---------------
Arthur P. Haag ..............            5,000              $2.00         May 2003
Zola P. Horovitz, Ph.D. .....            5.000              $2.00         May 2003
Joseph L. Dowling ...........            5,000              $2.00         May 2003
Stuart T. Weisbrod, Ph.D. ...            2,500              $2.00         May 2003
Craig Macnab ................            7,500              $2.00         May 2003

Also during 1998, the Board paid $18,000 to Zola Horovitz and $6,000 to Arthur Haag in respect of consulting services rendered.


Employment Agreements

     During 1996 Messrs. Thomas P. O'Donnell and Robert S. Sammis each became parties to five-year employment contracts with the Company, pursuant to which they became entitled to minimum base compensation of $150,000 and $135,000 per year, respectively. The Company had the right to terminate either such agreement with or without cause; provided, however, if employment was terminated without cause, then the executive in question was entitled to receive a severance payment equal to two (2) times the compensation received from the Company in the twelve (12) months prior to the date of termination. If employment was terminated either voluntarily by the executive or by the Company for cause, then no severance was payable; provided, however, that if the executive terminated his employment following a material reduction in his level of responsibility, then such termination was deemed to be termination without cause by the Company, and the executive was entitled to the severance payment described above. In any event, the executive in question is bound by a noncompetition covenant until the earlier of (i) June 30, 1999 or (ii) two (2) years following termination of employment.

     Effective February 28, 1998, Mr. O'Donnell and the Company entered into a Confidential Agreement and Release, pursuant to which Mr. O'Donnell's employment with the Company terminated. Pursuant to the Confidential Agreement and Release, the Company is obligated to make total payments of approximately $300,000 to Mr. O'Donnell over the course of a two-year period ending in February 2000. In the Confidential Agreement and Release, Mr. O'Donnell reaffirmed that he is bound by a noncompetition covenant and certain other obligations through February 2000. Mr. O'Donnell and a related family limited partnership also affirmed that they will continue to be bound by the Lock-Up Agreement entered into in connection with issuance of the Class B Preferred Stock. Pursuant to the Lock-Up Agreement, a majority of the Company's Common Stock owned by Mr. O'Donnell and the related partnership may not be sold until November 1999, absent the prior occurrence of certain extraordinary events.

     Mr. Sammis's employment contract, as described above, continues in effect.

     Dr. Maar, Mr. Clark and Ms. Krivacic are also parties to employment contracts. The agreement applicable to Dr. Maar provides for a two-year term commencing in February 1999, with three automatic one-year renewal terms. The agreement provides for minimum base compensation of $225,000 per year. The agreement applicable to Mr. Clark provides for a one-year term, commencing in June 1997, with four automatic one-year renewal terms. The agreement provides for minimum base compensation of $120,000 per year. Ms. Krivacic's agreement, which commenced in March 1998, also provides for an initial term of one year and for four automatic one-year renewal terms. Her agreement provides for minimum base compensation of $130,000 per year.


                 OWNERSHIP OF COMMON STOCK AND PREFERRED STOCK

     The Company is authorized to issue 75,000,000 shares of Common Stock. As of March 31, 1999, there were 4,169,734 shares of Common Stock issued and outstanding. The Company is authorized to issue 5,181 shares of Class A Preferred Stock and 50,000 shares of Class B Preferred Stock. As of March 31, 1999, there were 4,253 shares of Class A Preferred Stock and 50,000 shares of Class B Preferred Stock issued and outstanding.

Common Stock

     The following table sets forth as of March 31, 1999, information with respect to the beneficial ownership of the Company's outstanding Common Stock by
(i) each director of the Company, (ii) each of the Named Executive Officers,
(iii) all directors and executive officers of the Company as a group and (iv) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them. Pursuant to the beneficial ownership rules under the Securities Exchange Act of 1934, as amended, each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within sixty (60) days of March 31, 1999 through the exercise of options or warrants. The number of shares and percentages set forth opposite each shareholder's name in the table below assumes the exercise of all such options and warrants. However, the number of shares of Common Stock issuable upon exercise by any given shareholder are not included in calculating the percentage of Common Stock beneficially owned by any other shareholder.


Name and Address of                            Shares Beneficially    Percent of
Beneficial Owner                                      Owned              Class
-------------------                          -----------------------  -----------
The Oracle Group                                   3,072,424(1)          42.5%
712 Fifth Avenue, 45th Floor
New York, New York  10019

Sirrom Capital Corporation                         1,818,182(2)          30.4%
500 Church Street, Suite 200
Nashville, Tennessee  37219

Robert S. Sammis                                   1,041,283(3)          24.7%
1717 West 6th St., #400
Austin, Texas  78703

O'Donnell Family Limited Partnership                662,778(4)           15.9%
7809 Brightman Lane
Austin, Texas  78733

Robert K. Williams, III                             474,206(5)           11.2%
153 Kingswood Circle
Danville, California  94506

Thomas P. O'Donnell                                 324,617(6)            7.8%
7809 Brightman Lane
Austin, Texas  78733

Soros Fund Management, LLC                          283,333(7)            6.4%
888 Seventh Avenue, 33rd Floor
New York, New York  10106


Name and Address of                            Shares Beneficially    Percent of
Beneficial Owner                                      Owned              Class
-------------------                          -----------------------  -----------
Randolph J. Haag                                    246,231(8)            5.8%
359 Jacaranda
Danville, California  94506

A. H. Rogers                                        226,916(9)            5.4%
17 South Briar Hollow Lane, Suite 304
Houston, Texas  77027

James W. Clark, Jr.                                134,000(10)            3.1%
1717 West 6th Street, #400
Austin, Texas  78703

Rosina Maar, M.D.                                   60,000(11)            1.4%
1717 West 6th Street, #400
Austin, Texas  78703

Susan Krivacic                                      44,000(12)            1.0%
1717 West 6th Street, #400
Austin, Texas  78703

Zola P. Horovitz, Ph.D.                             17,500(13)            .4%
30 Philip Drive
Princeton, New Jersey  08540

Robert M. Day, Ph.D.                                10,000(14)            .2%
1717 West 6th Street, #400
Austin, Texas  78703

Joel D. Liffmann                                       -0-                 0%
712 Fifth Avenue, 45th Floor
New York, New York  10019

All Directors and Executive Officers as a         1,340,117(15)          29.9%
group (8 persons)

----------------------------

(1) "The Oracle Group," as used herein, refers to the following funds: Oracle Partners, L.P., Quasar International Partners C.V., Oracle Institutional Partners, L.P. and GSAM Oracle Fund, Inc. The shares listed (the "Oracle Shares") include 2,835,333 shares that are issuable to The Oracle Group pursuant to The Oracle Group's option to convert 4,253 shares of Class A Preferred Stock to the Company's Common Stock and 217,391 shares that are issuable to Oracle Partners, L.P., upon exercise of immediately exercisable warrants. The Oracle Group may be deemed to beneficially own such 217,391 shares. Larry N. Feinberg is the Managing General Partner of Oracle Partners, L.P. and Oracle Institutional Partners, L.P. Oracle Investment Management, Inc., which is owned by Mr. Feinberg, acts as the investment manager to Quasar International Partners C.V. and GSAM Oracle Fund, Inc. Mr. Feinberg may be deemed to beneficially own the shares owned by The Oracle Group.

(2) Include 1,818,182 shares that are issuable pursuant to this entity's option to convert 50,000 shares of Class B Preferred Stock to the Company's Common Stock. Sirrom Capital Corporation does business as Tandem Capital ("Tandem"). Effective March 22, 1999, Sirrom Capital Corporation was merged into a subsidiary of The Finova Group, Inc. ("Finova"). Finova may therefore be deemed to beneficially own these shares.

(3) Mr. O'Donnell and Mr. Sammis have entered into agreements with each of Drs. Dell, Ramsdell and Shulman, pursuant to which Messrs. Sammis and O'Donnell are jointly entitled to direct the manner in which the aggregate 291,283 shares owned by Drs. Dell, Ramsdell and Shulman shall be voted. Mr. Sammis may therefore be deemed to beneficially own these shares. Also includes 50,000 shares issuable to Mr. Sammis pursuant to immediately exercisable options.

(4) Ms. Kristina Breen O'Donnell, a daughter of Thomas P. O'Donnell, is the sole officer and director of the general partner of the O'Donnell Family Limited Partnership and has voting and dispositive power with respect to the 662,778 shares owned by the Partnership. Ms. O'Donnell may therefore be deemed to beneficially own these shares.

(5) Includes (i) 109,400 shares held by Guarantee and Trust Co. FBO Robert K. Williams III Sep/IRA, as to which Mr. Williams has voting and dispositive power and (ii) 51,606 shares issuable to Mr. Williams pursuant to immediately exercisable sales agent warrants.

(6) Mr. O'Donnell and Mr. Sammis have entered into agreements with each of Drs. Dell, Ramsdell and Shulman, pursuant to which Messrs. Sammis and O'Donnell are jointly entitled to direct the manner in which the aggregate 291,283 shares owned by Drs. Dell, Ramsdell and Shulman shall be voted. Mr. O'Donnell may therefore be deemed to beneficially own these shares.

(7) Comprised of 283,333 of the Oracle Shares that are issuable to Quasar International Partners C.V. pursuant to its option to convert 425 shares of Class A Preferred Stock to the Company's Common Stock. Soros Fund Management, LLC acts as principal investment advisor to Quasar International Partners, C.V. and may be deemed to beneficially own the shares owned by Quasar International Partners, C.V. Mr. George Soros, Chairman of Soros Fund Management, LLC, and Mr. Stanley F. Druckenmiller, Lead Portfolio Manager of Soros Fund Management, LLC, may also be deemed to beneficially own these shares.

(8) Includes (i) 50,000 shares issuable to Mr. Randolph J. Haag pursuant to immediately exercisable options and (ii) 51,606 shares issuable to Mr. Haag pursuant to immediately exercisable sales agent warrants.

(9) Includes (i) 48,902 shares held by The Tennant Co. MPP Plan FBO A. H. Rogers, (ii) 30,568 shares held by The Tennant Co. PSP Plan FBO A. H. Rogers and (iii) 26,175 shares held by A. H. Rogers IRA, all as to which Mr. Rogers has voting and dispositive power.

(10) Includes (i) 64,000 shares issuable to Mr. Clark pursuant to immediately exercisable options and (ii) 60,000 shares issuable to Mr. Clark pursuant to options that may be exercised within sixty (60) days.

(11) Includes 60,000 shares issuable to Dr. Maar pursuant to immediately exercisable options.

(12) Includes 44,000 shares issuable to Ms. Krivacic pursuant to immediately exercisable options.

(13) Includes 17,500 shares issuable to Dr. Horovitz pursuant to immediately exercisable options.

(14) Includes 10,000 shares issuable to Dr. Day pursuant to immediately exercisable options. These options expire in May 1999.

(15) Includes (i) 291,283 shares owned by Drs. Dell, Ramsdell and Shulman, as to which Mr. Sammis has voting power; (ii) 50,000 shares issuable to Mr. Sammis pursuant to immediately exercisable options; (iii) 64,000 shares issuable to Mr. Clark pursuant to immediately exercisable options, (iv) 60,000 shares issuable to Mr. Clark pursuant to options that may be exercised within sixty (60) days, (v) 60,000 shares issuable to Dr. Maar pursuant to immediately exercisable options, (vi) 44,000 shares issuable to Ms. Krivacic pursuant to immediately exercisable options, (vii) 17,500 shares issuable to Dr. Horovitz pursuant to immediately exercisable options, and (viii) 10,000 shares issuable to Dr. Day pursuant to immediately exercisable options.


Preferred Stock

     All of the Company's Class A Preferred Stock is owned by The Oracle Group, as described in footnote (1) to the preceding table. All of the Company's Class B Preferred Stock is owned by Sirrom Capital Corporation d/b/a Tandem Capital ("Tandem"), as described in footnote 2 to the preceding table. None of the Class A Preferred Stock or Class B Preferred Stock is owned by any director of the Company or by any of the Named Executive Officers.


Potential Change in Control

     In any election of directors, the holders of Class A Preferred Stock, voting separately as a class, are entitled to elect that number of directors (the "Class A Directors") as is proportionate to their ownership interest in the Company, determined on an as-converted basis (giving effect to the conversion of both the Class A Preferred Stock and the Class B Preferred Stock). On an as-converted basis, the holders of Class A Preferred Stock currently have an approximate 32% interest in the Company, which interest may increase over time as mandatory in-kind dividends are paid with respect to the Class A Preferred Stock. The holder of the Class B Preferred Stock may, at its option, vote as a class to elect one (1) member of the Board of Directors (the "Class B Director").

     Any default in the payment of dividends on the Class A Preferred Stock is deemed to be a "Class A Dividend Default." The Company is in default with respect to the Class B Preferred Stock if the Company fails to pay dividends on the Class B Preferred Stock on six (6) consecutive payment dates or if the aggregate unpaid dividends ever equal or exceed $18 per share ("Class B Dividend Default"). If a Class A Dividend Default or a Class B Dividend Default occurs, then the Class A Directors are entitled to cast two (2) votes on all matters, the Class B Director is entitled to cast the same number of votes as may collectively be cast by the Class A Directors, and the directors elected by the holders of Common Stock continue to have the right to cast one (1) vote on all such matters. Accordingly, the directors elected by the two (2) classes of Preferred Stock would together control the Board. If a Class B Dividend Default occurs and there are no Class A Directors, then the Class B Director would immediately be entitled to that number of votes as would constitute a majority of all votes cast by the Board of Directors.


                              CERTAIN TRANSACTIONS

     Indemnified Lawsuit. In connection with their separation from a previous employer and the formation of the Predecessor Company, Thomas P. O'Donnell and Robert S. Sammis became involved in certain disputes with the previous employer and one of its shareholders and creditors. These disputes culminated in the previous employer's filing of a lawsuit against Mr. Sammis and the Company in which various causes of action were alleged.

The Company agreed to indemnify Mr. Sammis in connection with the lawsuit. In April 1997, the lawsuit was settled. Pursuant to the settlement, the Company paid the plaintiffs $200,000.

     Loan from Oracle Partners, L.P. On July 1, 1997, the Company received a six-month term loan from a Class A Preferred stockholder, Oracle Partners, L.P. The loan terms required the payment of interest at 10%. In connection with the loan, the Company issued a warrant to purchase 200,000 shares of the Company's Common Stock at $5.50 per share. (The warrant exercise price was subsequently adjusted to $5.06 per share and the shares purchasable were adjusted to 217,391 in connection with the issuance of Class B Preferred Stock.) The warrant is immediately exercisable and expires five years from the date of issuance. Total interest expense recognized in 1997 related to this loan was approximately $314,750. The loan was repaid on November 25, 1997.


                    II.  SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP to audit the books and accounts of the Company for the year ending December 31, 1999, and will offer a resolution at the meeting to ratify the appointment. PricewaterhouseCoopers LLP has been the principal auditor of the Company since December 1996. Representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

     The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.


                                 OTHER MATTERS

     Management is not aware of any matters to come before the Annual Meeting that will require the vote of shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for shareholder action should properly come before the Annual Meeting or any adjournment or postponement thereof, those persons designated in proxies will vote thereon according to their best judgment.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, the Company believes that all of its officers, directors and greater-than-ten-percent shareholders have complied with their Section 16(a) filing requirements, except as hereinafter set forth. O'Donnell Family Limited Partnership and controlling parties failed to file Form 4s relating to the sale by the partnership of 41,364 shares of Common Stock in May 1998, 41,697 shares of Common Stock in September 1998 and 41,697 shares of Common Stock in December 1998. Mr. Robert K. Williams III failed to file Form 4s in connection with purchases of 2,600 shares of Common Stock in April 1998, 500 shares of Common Stock in May 1998, 1,500 shares of Common Stock in July 1998 and 100 shares of Common Stock in August 1998. Mr. Williams filed a Form 5 relating to such purchases on February 11, 1999.

                         ANNUAL REPORT AND FORM 10-KSB

     The Annual Report to the Shareholders of the Company, which includes the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is mailed herewith to all shareholders.

     The Company will furnish to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the exhibits to Form 10-KSB, upon receipt of $10.00 to cover the Company's costs of reproduction and mailing of such exhibits. All such requests should be directed to Robert S. Sammis, President, 1717 West Sixth Street, Suite 400, Austin, Texas 78703.


                           SHAREHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the year 2000 annual meeting must be received by the Company not later than December 31, 1999 for inclusion in its Proxy Statement and form of proxy card relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Robert S. Sammis, President, 1717 West Sixth Street, Suite 400, Austin, Texas 78703.


                                     By Order of the Board of Directors,


                                     Robert S. Sammis, President

April 8, 1999

                                     PROXY
                         THIS PROXY IS SOLICITED BY THE
                      BOARD OF DIRECTORS OF CLINICOR, INC.

  The undersigned stockholder of Clinicor, Inc. (the "Company") hereby appoints Robert S. Sammis, James W. Clark, Jr., and Rosina Maar, M.D., or any of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of common stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999, at 9:00 A.M. (Austin Time) at the offices of the Company, 1717 West Sixth Street, Suite 400, Austin, Texas, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting. The shares represented by the Proxy shall be voted as follows:
1. (For holders of common stock only) To elect as directors the nominees listed below:
          Robert S. Sammis, James W. Clark, Jr. and Rosina Maar, M.D.
[_] FOR THE FOREGOING NOMINEES [_] WITHHOLD AUTHORITY TO VOTE FOR THE FOREGOING NOMINEES
NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK, AND IF ANY NOMINEE IS UNABLE TO SERVE, FOR SUCH PERSON AS THE PROXIES MAY SELECT.
2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 1999.
[_] FOR  [_] AGAINST  [_] ABSTAIN
  THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED.

                            (Continued on back side)

                          (Continued from front side)
  If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote "FOR" each of the propositions. This Proxy is solicited on behalf of the Board of Directors of Clinicor, Inc. and may be revoked prior to exercise.

                                    Dated: _____________________________, 1999.

                                    ___________________________________________
                                          Signature(s) of Stockholder(s)

                                    ___________________________________________
                                          Signature(s) of Stockholder(s)
                                    NOTE: Signature(s) should follow exactly
                                        the name(s) on the stock certificates.
                                        An executor, administrator, trustee or
                                        guardian should sign as such. If
                                        more than one trustee, all should
                                        sign. ALL JOINT OWNERS MUST SIGN.